Exhibit 99.1

Unum Therapeutics Announces New Appointments to its Board of Directors

CAMBRIDGE, Mass., July 29, 2019 (GLOBE NEWSWIRE) — Unum Therapeutics Inc. (NASDAQ: UMRX), a clinical-stage biopharmaceutical company focused on the development of cellular immunotherapies to treat cancer based on its novel T cell technology platforms, ACTR and BOXR, today announced the appointments of Arlene Morris and Matthew Ros to its Board of Directors. Ms. Morris and Mr. Ros will replace Robert Perez and Liam Ratcliffe, who are both transitioning from Unum’s Board of Directors in conjunction with their new positions within the biotechnology industry.

“We are delighted with the appointments of Arlene and Matt to our Board of Directors. Both Arlene and Matt bring significant commercial, clinical and operational experience within the oncology field and will be of tremendous value to our organization as we continue to invest in our ACTR and BOXR platforms by advancing our preclinical and clinical programs for hematologic and solid tumor cancers,” said Chuck Wilson, Ph.D., President and Chief Executive Officer of Unum. “I also want to thank Liam and Rob for their service and commitment to Unum over the past several years and congratulate them on their new roles.”

Ms. Morris currently serves as Chief Executive Officer of Willow Advisors, a consultancy advising biotech companies on financing, strategy and business development. She brings extensive experience in the pharmaceutical and biotechnology industries from numerous management and board roles. Previously, she spent over a decade leading public biotechnology companies, as Chief Executive Officer of Syndax Pharmaceuticals, a biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers, and prior, as President and Chief Executive Officer of Affymax, where she led the company through the development of peginesatide (Omontys®). Ms. Morris also held various management and executive positions at Clearview Projects, Coulter Pharmaceutical, Scios Inc., and Johnson & Johnson. She is currently a member of the Board of Directors of Viveve, Palatin Technologies, and Neovacs, SA.

Mr. Ros currently serves as Chief Strategy and Business Officer at Epizyme, Inc., a late-stage biopharmaceutical company developing novel epigenetic therapies. He has more than 25 years of experience with global pharmaceutical and early-stage biotechnology companies, building and leading teams across sales, marketing, franchise strategy and operations. Prior to joining Epizyme, Mr. Ros served as Chief Operating Officer and Global Head of the Oncology Business Unit at Sanofi-Genzyme and held leadership positions at ARIAD Pharmaceuticals. Mr. Ros began his career at Bristol-Myers Squibb, where he held positions of increasing responsibility in its Oncology division, contributing to the successful launches of TAXOL, ERBITUX®, SPRYCEL® and IXEMPRA®. Mr. Ros previously served on the Board of Trustees of CancerCARE, a leading national organization dedicated to providing free, professional support services to people affected by cancer.

About Unum Therapeutics

Unum Therapeutics is a clinical-stage biopharmaceutical company providing potentially curative T cell therapies to treat a broad range of cancer patients. Unum’s novel proprietary technologies include Antibody-Coupled T cell Receptor (ACTR), a universal, engineered cell therapy intended to be used in combination with a wide range of tumor-specific antibodies to target different tumor types, and Bolt-On Chimeric Receptor (BOXR), an approach for improving T cell functionality in solid tumor cancer applications. Unum has multiple programs in Phase 1 clinical testing, including ACTR707 used in combination with rituximab in adult patients with r/r NHL and used in combination with trastuzumab in adult patients with HER2+ advanced cancer, and ACTR087 used in combination with the novel antibody SEA-BCMA in r/r multiple myeloma. The Company is headquartered in Cambridge, MA.

Forward-Looking Statements

This press release contains forward-looking statements including, without limitation, statements regarding our future expectations, plans and prospects, and the development of our product candidates, including the lead ACTR product candidates and the BOXR platform and product candidates, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, as amended. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the accuracy of our estimates regarding expenses, future revenues, capital requirements, and the need for additional financing, the success, cost and timing of our product development activities and clinical trials, actions of regulatory agencies, which may affect the timing and progress of clinical trials, and our ability to obtain and maintain regulatory approval for our product candidates, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Investor Contact:

Stern Investor Relations, Inc.

Stephanie Ascher, 212-362-1200

stephanie@sternir.com

Media Contact:

Lissette Steele, 202-930-4762

lsteele@vergescientific.com